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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 33-92906) pertaining to the Second Amended and Restated 1992 Stock Option Plan and to the incorporation by reference therein of our report dated March 12, 1997 with respect to the consolidated financial statements of Standard Management International S.A. included in the Annual Report on Form 10-K for the year ended December 31, 1996 of Standard Management Corporation filed with the Securities and Exchange Commission.

Luxembourg, March 18, 1997

KPMG Audit

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